SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED SEPTEMBER 25, 2002
(To Prospectus dated September 24, 2002)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                         Alternative Loan Trust 2002-12
                                     Issuer

               Mortgage Pass-Through Certificates, Series 2002-20

                               ------------------


                         The Class PO Certificates

The Class PO             o  This supplement relates to the offering of the Class
Certificates                PO Certificates of the series referenced above. This
represent                   supplement does not contain complete information
obligations of the          about the offering of the Class PO Certificates.
trust only and do           Additional information is contained in the
not represent an            prospectus supplement dated September 25, 2002,
interest in or              prepared in connection with the offering of the
obligation of CWMBS,        offered certificates of the series referenced above
Inc., Countrywide           and in the prospectus of the depositor dated
Home Loans, Inc.,           September 24, 2002. You are urged to read this
Countrywide Home            supplement, the prospectus supplement and the
Loans Servicing LP,         prospectus in full.
or any of their
affiliates.              o  As of February 25, 2003, the class certificate
                            balance of the Class PO Certificates was
This supplement may         approximately $7,145,229.
be used to offer and
sell the offered         o  Exhibit 1 to this supplement is the monthly
certificates only if        statement made available to holders of the Class PO
accompanied by the          Certificates on the February 25, 2003 distribution
prospectus                  date.
supplement and the
prospectus.              o  This supplement also modifies the "Method of
                            Distribution" section on page S-60 of the prospectus supplement and the "Yield, Prepayment and Maturity
                            Considerations" section on page S-43 of the prospectus supplement as described on the next page.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

March 31, 2003

                             ADDITIONAL INFORMATION

         You should purchase the Class PO Certificates only if you have read this supplement and the following documents:

o the prospectus supplement, dated September 25, 2002 (the "Prospectus Supplement"), prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and

o the prospectus of the depositor, dated September 24, 2002, which is attached to, and forms a part of this supplement.

                            DESCRIPTION OF COLLATERAL

Reports to Certificateholders

         The monthly statement furnished to the Certificateholders on the February 25, 2003 Distribution Date (the "Certificate Date") is included herein as Exhibit 1.

                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of March 31, 2003, between Countrywide Securities Corporation and Countrywide Home Loans, Inc., Countrywide Securities Corporation has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and Countrywide Home Loans, Inc. has agreed to sell the Class PO Certificates through Countrywide Securities Corporation. Sales will be made at prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is March 31, 2003, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 79.0%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                  Percentage of the Prepayment Assumption
                            ---------------------------------------------------
        Class                 0%       50%       100%        150%        200%
        -----               -----     ------    -------     ------      -------
        Class PO..........  1.8%      14.0%      24.2%       33.0%       41.0%

         It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

                                   [Attached]

 THE
BANK OF
 NEW
YORK
101 Barclay St, 8W                                   Distribution Date: 2/25/03
New York, NY 10286
attn:           Courtney Bartholomew
                212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-12
                                 Series 2002-20


                 Certificateholder Monthly Distribution Summary
---------------------------------------------------------------------------------------------------
                                        Certificate                        Pass
                          Class            Rate           Beginning       Through      Principal
  Class      Cusip      Description        Type            Balance        Rate (%)    Distribution
---------------------------------------------------------------------------------------------------
  A1      12669DBY3        Senior        Fix-30/360    92,053,435.14      5.400000    4,564,518.35
  A2      12669DBZ0        Senior        Fix-30/360     9,004,927.28      5.400000      702,092.94
  A3      12669DCA4        Senior        Fix-30/360    40,921,209.28      5.400000    1,519,720.17
  A4      12669DCB2        Senior        Var-30/360    87,397,077.74      1.902500    3,732,463.65
  A5      12669DCC0       Strip IO       Var-30/360    87,397,077.74      6.597500               -
  A6      12669DCD8        Senior        Fix-30/360    14,800,000.00      5.400000               -
  A7      12669DCE6        Senior        Fix-30/360     2,125,000.00      5.400000               -
  A8      12669DCF3        Senior        Fix-30/360    15,327,650.17      6.500000               -
  PO      12669DCG1       Strip PO       Fix-30/360     7,334,667.93      0.000000      189,438.58
  AR      12669DCH9        Senior        Fix-30/360                -      6.500000               -
-------------------------------------------------------------------------------------------------------
   M      12669DCJ5        Junior        Fix-30/360     5,535,573.78      6.500000        4,893.50
  B1      12669DCK2        Junior        Fix-30/360     2,842,591.94      6.500000        2,512.88
  B2      12669DCL0        Junior        Fix-30/360     1,944,931.33      6.500000        1,719.34
  B3      12669DAU2        Junior        Fix-30/360       748,050.51      6.500000          661.28
  B4      12669DAV0        Junior        Fix-30/360       598,440.41      6.500000          529.03
  B5      12669DAW8        Junior        Fix-30/360     1,047,271.03      6.500000          925.80
-------------------------------------------------------------------------------------------------------
Totals                                                281,680,826.54                 10,719,475.52
-------------------------------------------------------------------------------------------------------

                 Certificateholder Monthly Distribution Summary
--------------------------------------------------------------------------------
                                           Current                    Cumulative
             Interest        Total         Realized      Ending        Realized
  Class     Distribution   Distribution     Losses       Balance        Losses
--------------------------------------------------------------------------------
  A1         414,240.46     4,978,758.81        -       87,488,916.79        -
  A2          40,522.17       742,615.11        -        8,302,834.34        -
  A3         184,145.44     1,703,865.61        -       39,401,489.12        -
  A4         138,560.78     3,871,024.44        -       83,664,614.09        -
  A5         480,501.85       480,501.85        -       83,664,614.09        -
  A6          66,600.00        66,600.00        -       14,800,000.00        -
  A7           9,562.50         9,562.50        -        2,125,000.00        -
  A8                  -                -        -       15,410,674.95        -
  PO                  -       189,438.58        -        7,145,229.35        -
  AR                  -                -        -                   -        -
-------------------------------------------------------------------------------
   M          29,984.36        34,877.86        -        5,530,680.27        -
  B1          15,397.37        17,910.25        -        2,840,079.06        -
  B2          10,535.04        12,254.38        -        1,943,211.99        -
  B3           4,051.94         4,713.22        -          747,389.23        -
  B4           3,241.55         3,770.58        -          597,911.38        -
  B5           5,672.72         6,598.52        -        1,046,345.24        -
-------------------------------------------------------------------------------
Totals     1,403,016.18    12,122,491.71        -      271,044,375.81        -
-------------------------------------------------------------------------------

                          Principal Distribution Detail
----------------------------------------------------------------------------------------------------------
                           Original         Beginning        Scheduled                      Unscheduled
                         Certificate       Certificate       Principal         Accretion     Principal
  Class       Cusip         Balance           Balance       Distribution       Principal     Adjustment
----------------------------------------------------------------------------------------------------------
  A1      12669DBY3     100,000,000.00     92,053,435.14    4,564,518.35              -               -
  A2      12669DBZ0      10,000,000.00      9,004,927.28      702,092.94              -               -
  A3      12669DCA4      43,736,000.00     40,921,209.28    1,519,720.17              -               -
  A4      12669DCB2      93,863,081.00     87,397,077.74    3,732,463.65              -               -
  A5      12669DCC0      93,863,081.00     87,397,077.74               -              -               -
  A6      12669DCD8      14,800,000.00     14,800,000.00               -              -               -
  A7      12669DCE6       2,125,000.00      2,125,000.00               -              -               -
  A8      12669DCF3      15,000,000.00     15,327,650.17               -      83,024.77               -
  PO      12669DCG1       7,725,818.68      7,334,667.93      189,438.58              -               -
  AR      12669DCH9             100.00                 -               -              -               -
----------------------------------------------------------------------------------------------------------
   M      12669DCJ5       5,550,000.00      5,535,573.78        4,893.50              -               -
  B1      12669DCK2       2,850,000.00      2,842,591.94        2,512.88              -               -
  B2      12669DCL0       1,950,000.00      1,944,931.33        1,719.34              -               -
  B3      12669DAU2         750,000.00        748,050.51          661.28              -               -
  B4      12669DAV0         600,000.00        598,440.41          529.03              -               -
  B5      12669DAW8       1,050,000.32      1,047,271.03          925.80              -               -
----------------------------------------------------------------------------------------------------------
Totals                  300,000,000.00    281,680,826.54   10,719,475.52      83,024.77               -
----------------------------------------------------------------------------------------------------------

                          Principal Distribution Detail
----------------------------------------------------------------------------
                 Net          Current         Ending              Ending
              Principal       Realized     Certificate         Certificate
  Class      Distribution      Losses        Balance             Factor
----------------------------------------------------------------------------
  A1          4,564,518.35          -       87,488,916.79       0.87488916787
  A2            702,092.94          -        8,302,834.34       0.83028343384
  A3          1,519,720.17          -       39,401,489.12       0.90089375159
  A4          3,732,463.65          -       83,664,614.09       0.89134740942
  A5                     -          -       83,664,614.09       0.89134740942
  A6                     -          -       14,800,000.00       1.00000000000
  A7                     -          -        2,125,000.00       1.00000000000
  A8                     -          -       15,410,674.95       1.02737832969
  PO            189,438.58          -        7,145,229.35       0.92485076908
  AR                     -          -                   -       0.00000000000
------------------------------------------------------------------------------
   M              4,893.50          -        5,530,680.27       0.99651896841
  B1              2,512.88          -        2,840,079.06       0.99651896841
  B2              1,719.34          -        1,943,211.99       0.99651896841
  B3                661.28          -          747,389.23       0.99651896841
  B4                529.03          -          597,911.38       0.99651896841
  B5                925.80          -        1,046,345.24       0.99651896841
------------------------------------------------------------------------------
Totals       10,719,475.52          -      271,044,375.81
------------------------------------------------------------------------------

                          Interest Distribution Detail
-----------------------------------------------------------------------------------------------------------------------------------
                  Beginning               Pass              Accrued                 Cumulative                        Total
                 Certificate            Through             Optimal                   Unpaid         Deferred        Interest
   Class           Balance              Rate (%)            Interest                 Interest        Interest          Due
-----------------------------------------------------------------------------------------------------------------------------------
   A1        92,053,435.14            5.400000          414,240.46                   -                    -         414,240.46
   A2         9,004,927.28            5.400000           40,522.17                   -                    -          40,522.17
   A3        40,921,209.28            5.400000          184,145.44                   -                    -         184,145.44
   A4        87,397,077.74            1.902500          138,560.78                   -                    -         138,560.78
   A5        87,397,077.74            6.597500          480,501.85                   -                    -         480,501.85
   A6        14,800,000.00            5.400000           66,600.00                   -                    -          66,600.00
   A7         2,125,000.00            5.400000            9,562.50                   -                    -           9,562.50
   A8        15,327,650.17            6.500000                   -                   -            83,024.77          83,024.77
   PO         7,334,667.93            0.000000                   -                   -                    -                  -
   AR                    -            6.500000                   -                   -                    -                  -
-----------------------------------------------------------------------------------------------------------------------------------
    M         5,535,573.78            6.500000           29,984.36                   -                    -          29,984.36
   B1         2,842,591.94            6.500000           15,397.37                   -                    -          15,397.37
   B2         1,944,931.33            6.500000           10,535.04                   -                    -          10,535.04
   B3           748,050.51            6.500000            4,051.94                   -                    -           4,051.94
   B4           598,440.41            6.500000            3,241.55                   -                    -           3,241.55
   B5         1,047,271.03            6.500000            5,672.72                   -                    -           5,672.72
-----------------------------------------------------------------------------------------------------------------------------------
 Totals     281,680,826.54                            1,403,016.18                   -            83,024.77       1,486,040.95
-----------------------------------------------------------------------------------------------------------------------------------

                    Interest Distribution Detail
-----------------------------------------------------------------
                        Net            Unscheduled
                     Prepayment         Interest       Interest
   Class            Int Shortfall      Adjustment       Paid
------------------------------------------------------------------
   A1                     -                   -          414,240.46
   A2                     -                   -           40,522.17
   A3                     -                   -          184,145.44
   A4                     -                   -          138,560.78
   A5                     -                   -          480,501.85
   A6                     -                   -           66,600.00
   A7                     -                   -            9,562.50
   A8                     -                   -                   -
   PO                     -                   -                   -
   AR                     -                   -                   -
--------------------------------------------------------------------
    M                     -                   -           29,984.36
   B1                     -                   -           15,397.37
   B2                     -                   -           10,535.04
   B3                     -                   -            4,051.94
   B4                     -                   -            3,241.55
   B5                     -                   -            5,672.72
--------------------------------------------------------------------
 Totals                   -                   -        1,403,016.18
--------------------------------------------------------------------

                           Current Payment Information
                             Factors per $1,000
------------------------------------------------------------------------------------------------------------------------------
                          Original         Beginning Cert.                                       Ending Cert.        Pass
                        Certificate          Notional          Principal          Interest        Notional          Through
 Class      Cusip         Balance            Balance          Distribution      Distribution      Balance           Rate (%)
------------------------------------------------------------------------------------------------------------------------------
  A1       12669DBY3    100,000,000.00      920.534351359     45.645183490       4.142404581     874.889167870       5.400000
  A2       12669DBZ0     10,000,000.00      900.492728010     70.209294173       4.052217276     830.283433837       5.400000
  A3       12669DCA4     43,736,000.00      935.641331732     34.747580140       4.210385993     900.893751592       5.400000
  A4       12669DCB2     93,863,081.00      931.112390626     39.764981209       1.476201103     891.347409417       1.902500
  A5       12669DCC0     93,863,081.00      931.112390626      0.000000000       5.119178331     891.347409417       6.597500
  A6       12669DCD8     14,800,000.00     1000.000000000      0.000000000       4.500000000    1000.000000000       5.400000
  A7       12669DCE6      2,125,000.00     1000.000000000      0.000000000       4.500000000    1000.000000000       5.400000
  A8       12669DCF3     15,000,000.00     1021.843344900      0.000000000       0.000000000    1027.378329685       6.500000
  PO       12669DCG1      7,725,818.68      949.370964197     24.520195122       0.000000000     924.850769075       0.000000
  AR       12669DCH9            100.00        0.000000000      0.000000000       0.000000000       0.000000000       6.500000
------------------------------------------------------------------------------------------------------------------------------
   M       12669DCJ5      5,550,000.00      997.400680729      0.881712322       5.402587021     996.518968408       6.500000
  B1       12669DCK2      2,850,000.00      997.400680729      0.881712322       5.402587021     996.518968408       6.500000
  B2       12669DCL0      1,950,000.00      997.400680729      0.881712322       5.402587021     996.518968408       6.500000
  B3       12669DAU2        750,000.00      997.400680729      0.881712322       5.402587021     996.518968408       6.500000
  B4       12669DAV0        600,000.00      997.400680729      0.881712322       5.402587021     996.518968408       6.500000
  B5       12669DAW8      1,050,000.32      997.400680729      0.881712322       5.402587021     996.518968408       6.500000
------------------------------------------------------------------------------------------------------------------------------
Totals                  300,000,000.00      938.936088467     35.731585067       4.676720600     903.481252700
------------------------------------------------------------------------------------------------------------------------------

 THE
BANK OF
 NEW
 YORK
101 Barclay St, 8W
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236
  Countrywide Home Loans
  Mortgage Pass-Through Certificates
    Alternative Loan Trust 2002-12
      Series 2002-20


Pool Level Data
Distribution Date                                                                                                   2/25/2003
Cut-off Date                                                                                                         9/1/2002
Determination Date                                                                                                   2/1/2003
Accrual Period 30/360                               Begin                                                            1/1/2003
                                                    End                                                              2/1/2003
Number of Days in 30/360 Accrual Period                                                                                    30


-------------------------------------------------------
           Collateral Information
-------------------------------------------------------
Group 1
Cut-Off Date Balance                                                                                           300,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                              281,680,826.55
Ending Aggregate Pool Stated Principal Balance                                                                 271,044,375.80

Beginning Aggregate Certificate Stated Principal Balance                                                       281,680,826.54
Ending Aggregate Certificate Stated Principal Balance                                                          271,044,375.79

Beginning Aggregate Loan Count                                                                                            678
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                            25
Ending Aggregate Loan Count                                                                                               653

Beginning Weighted Average Loan Rate (WAC)                                                                          6.891564%
Ending Weighted Average Loan Rate (WAC)                                                                             6.884018%

Beginning Net Weighted Average Loan Rate                                                                            6.332125%
Ending Net Weighted Average Loan Rate                                                                               6.330079%

Weighted Average Maturity (WAM) (Months)                                                                                  355

Servicer Advances                                                                                                   39,380.46

Aggregate Pool Prepayment                                                                                       10,386,439.14
Pool Prepayment Rate                                                                                              36.3168 CPR



-------------------------------------------------------
           Certificate Information
-------------------------------------------------------
Group 1
Senior Percentage                                                                                              95.3646666450%
Senior Prepayment Percentage                                                                                  100.0000000000%

Subordinate Percentage                                                                                          4.6353333550%
Subordinate Prepayment Percentage                                                                               0.0000000000%

Certificate Account

Beginning Balance                                                                                                           -

Deposit
Payments of Interest and Principal                                                                              12,249,016.51
Liquidation Proceeds                                                                                                        -
All Other Proceeds                                                                                                          -
Other Amounts                                                                                                               -
Total Deposits                                                                                                  12,249,016.51

Withdrawals
Reimbursement of Servicer Advances                                                                                          -
Payment of Master Servicer Fees                                                                                     55,677.59
Payment of Sub Servicer Fees                                                                                        70,523.12
Payment of Other Fees                                                                                                  323.51
Payment of Insurance Premium(s)                                                                                             -
Payment of Personal Mortgage Insurance                                                                              70,523.12
Other Permitted Withdrawal per the Pooling and Service Agreement                                                            -
Payment of Principal and Interest                                                                               12,122,492.30
Total Withdrawals                                                                                               12,319,539.63

Ending Balance                                                                                                         323.51

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                            3,005.92
Compensation for Gross PPIS from Servicing Fees                                                                      3,005.92
Other Gross PPIS Compensation                                                                                               -
Total Net PPIS (Non-Supported PPIS)                                                                                         -

Master Servicing Fees Paid                                                                                          55,677.59
Sub Servicing Fees Paid                                                                                             70,523.12
Insurance Premium(s) Paid                                                                                                   -
Personal Mortgage Insurance Fees Paid                                                                               70,523.12
Other Fees Paid                                                                                                        323.51
Total Fees                                                                                                         197,047.33


-------------------------------------------------------
               Delinquency Information
-------------------------------------------------------
Group 1

Delinquency                                                   30-59 Days       60-89 Days      90+ Days                Totals
Scheduled Principal Balance                                 4,094,488.38     1,550,881.00             -          5,645,369.38
Percentage of Total Pool Balance                               1.510634%        0.572187%     0.000000%             2.082821%
Number of Loans                                                       10                4             0                    14
Percentage of Total Loans                                      1.531394%        0.612557%     0.000000%             2.143951%

Foreclosure
Scheduled Principal Balance                                                                                                 -
Percentage of Total Pool Balance                                                                                    0.000000%
Number of Loans                                                                                                             0
Percentage of Total Loans                                                                                           0.000000%

REO
Scheduled Principal Balance                                                                                                 -
Percentage of Total Pool Balance                                                                                    0.000000%
Number of Loans                                                                                                             0
Percentage of Total Loans                                                                                           0.000000%

Book Value of all REO Loans                                                                                                 -
Percentage of Total Pool Balance                                                                                    0.000000%

Current Realized Losses                                                                                                     -
Additional Gains (Recoveries)/Losses                                                                                        -
Total Realized Losses                                                                                                       -

-------------------------------------------------------
    Subordination/Credit Enhancement Information
-------------------------------------------------------

Protection                                                                              Original               Current
Bankruptcy Loss                                                                       100,000.00            100,000.00
Bankruptcy Percentage                                                                  0.033333%             0.036894%
Credit/Fraud Loss                                                                   4,546,451.00          4,546,451.00
Credit/Fraud Loss Percentage                                                           1.515484%             1.677383%
Special Hazard Loss                                                                 4,546,451.00          4,528,377.12
Special Hazard Loss Percentage                                                         1.515484%             1.670714%

Credit Support                                                                          Original               Current
Class A                                                                           287,249,999.68        258,338,758.63
Class A Percentage                                                                    95.750000%            95.312348%

Class M                                                                             5,550,000.00          5,530,680.27
Class M Percentage                                                                     1.850000%             2.040507%

Class B1                                                                            2,850,000.00          2,840,079.06
Class B1 Percentage                                                                    0.950000%             1.047828%

Class B2                                                                            1,950,000.00          1,943,211.99
Class B2 Percentage                                                                    0.650000%             0.716935%

Class B3                                                                              750,000.00            747,389.23
Class B3 Percentage                                                                    0.250000%             0.275744%

Class B4                                                                              600,000.00            597,911.38
Class B4 Percentage                                                                    0.200000%             0.220595%

Class B5                                                                            1,050,000.32          1,046,345.24
Class B5 Percentage                                                                    0.350000%             0.386042%